EXHIBIT 4.9



[GRAPHICS OMITTED]










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                                                                          FORM 1



                             SUBSCRIPTION AGREEMENT



RDC International Inc.
1819 Main Street, Suite 600
Sarasota Florida  34236
Attention: Peter Voghel, CEO


Gentlemen:

                  The undersigned is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe (the "Offer") to shares of the common stock of RDC International Inc, a Florida corporation (the "Company"). In this regard, the undersigned acknowledges receipt from the Company of a copy of the Company's private placement offering memorandum dated September 31, 2000, and all exhibits and amendments thereto (collectively, the "Memorandum"), which offering has been fully subscribed for and completed, and which Memorandum is being provided to the undersigned for general information purposes. The undersigned has been afforded the opportunity to ask questions of, and receive answers from the Company's officers and/or directors acting on its behalf concerning the Company, and the terms and conditions of this Offering, as further described herein.


         1.       Subscription.

         Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase Shares for an aggregate purchase price of $


         If the Offer is accepted, the Shares shall be paid for by the delivery in U.S. dollars of the aggregate purchase price by check, bank draft, postal or express money order or wire transfer (please call RDC International Inc. at 941-365-9955 for wire transfer instructions.) payable to the order of "RDC International Inc." and if accepted by the Company, deposited by the Company into its operating account.


         2.       Conditions to Offer.

         The Offering is made subject to the following conditions: (i) that you shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever, notwithstanding tender of payment, including but not limited to your belief that the financial ability of the undersigned is insufficient to bear the economic risks of this investment in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"); (ii) that the Company shall have no obligation to accept any Offers to subscribe for any Shares in the order received or otherwise; and (iii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents necessary to become a stockholder in the Company.

       (C) 2000 RDC International Inc.                                     2

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         Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.


         3.       Representations and Warranties of the Undersigned.

         The undersigned, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

         (A) The information provided by the undersigned in the Purchaser Questionnaire, attached as FORM 2 hereto, is true and correct.

         (B) The undersigned is over the age of 21 years and resides at the address set forth below and has no present intention of establishing a residence in any other state or jurisdiction.

         (C) The undersigned has sufficient liquid assets to sustain a loss of the undersigned's entire investment.

         (D) The undersigned is an Accredited Investor as that term is defined in Regulation D promulgated under the Act.

         (E)(1) (Applicable only if no Purchaser Representative is acting for you) The undersigned has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction. The undersigned has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares of the Company being offered on the terms and conditions as set forth herein. In connection with his review, the undersigned has consulted with such independent legal counsel or other advisers considered appropriate to assist the undersigned in evaluating his proposed investment in the Company. In particular, and not in limitation of the foregoing, the undersigned has taken full cognizance of and understands:


         (a)      the Memorandum;

         (b)      the Subscription Agreement;

         (c) that there are substantial risk factors to be considered in connection with an investment in the Company, certain of which are described in the Memorandum, including, but not limited to: (1) development stage business with limited operating history, minimal revenues and losses to date; (2) possible acquisition of assets and/or investments in related businesses may cause material reallocation of use of proceeds, reduced time period in which Offering proceeds would otherwise be utilized and may accelerate future capital needs; (3) possibility of operational delays and/or related cost overruns ; (4) reliance upon third parties for operational, maintenance and possible marketing support;

       (C) 2000 RDC International Inc.                                     3

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(5) no  audited  or  unaudited  financial  statements;  (6)  possible  need  for substantial additional financing in the event of the Company's desire to engage in accelerated sales and marketing efforts, the availability of which no assurances are given; (7) reliance on management; (8) competition within the industry that the Company plans to operate; and (9) no firm commitment offering.

         (d) that the Shares are speculative investments which involve a high degree of risk of loss of an investor's entire investment in the Company;


         (e) that there are substantial restrictions on the transferability of the Shares and that the Shares are not registered under the Act and are considered "restricted securities" as that term is defined in Rule 144 promulgated under the Act; there is presently no public market for any of such Shares and no assurances are given that a public market will be developed or be sustained if developed; accordingly, the undersigned may have to hold the Shares indefinitely and it may not be possible for an investor to liquidate an investment in the Company;


     (2) (Please complete only if a Purchaser Representative is acting for you).

          (a) __________________, whose office address and telephone number is _____________________ has acted as the Purchaser Representative of the undersigned;

          (b) in evaluating a potential investment in the Company, the undersigned has been advised by the Purchaser Representative as to the merits and risks of the investment in general and the suitability of the investment for the undersigned in particular;

          (c) the Purchaser Representative has confirmed to the undersigned, in writing (a copy of which instrument is FORM 3 attached), the specific details of any and all past, present or future material relationships, actual or contemplated, between the Purchaser Representative and the Company; and

          (d) the undersigned has reviewed with such Purchaser Representative and, accordingly, is familiar with and understands:


                (i)  the Memorandum;



               (ii) that there are substantial risk factors to be considered in connection with an investment in the Company, certain of which are described above and in the Memorandum;


              (iii) that the Shares are speculative investments which involve a high degree of risk of loss of an investor's entire investment in the Company;



             (iv) that there are substantial restrictions on the transferability of the Shares and that the Shares are not registered under the Act and are considered "restricted securities" as

       (C) 2000 RDC International Inc.                                     4

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that term is defined in Rule 144  promulgated  under the Act; there is presently no public market for any of such Shares and no assurances are given that a public market will be developed or be sustained if developed; accordingly, the undersigned may have to hold the Shares indefinitely and it may not be possible for an investor to liquidate an investment in the Company.


         (F) The undersigned represents that he: (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of his investment in the Company; (ii) can afford
(a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of the subscription; (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive; and (iv) confirms that there has been no material adverse change in the information, financial and other, previously given to the Company in order to induce the Company to send this form of Subscription Agreement, except as set forth below:


         (Set forth adverse changes, if ______________________________________

------------------------------------------------------------------------------

------------------------------------------------------------------------------


         (G) Either directly or through his Purchaser Representative, the undersigned has:



              (1) Been furnished with a copy of the Memorandum and such other information in connection with this transaction as has been requested; and


              (2) Been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of the Offering and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection by the undersigned's attorney and/or other advisors and the undersigned, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at the Company's principal place of business.






       (C) 2000 RDC International Inc.                                    5

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         (H)  The undersigned  acknowledges that the Shares being subscribed for hereunder have not been registered under the Act in reliance on an exemption for private offerings and further understands that he is purchasing the Shares without being furnished any offering literature other than the Memorandum.



         (I)The undersigned further acknowledges that this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.


         (J) The Shares being subscribed for are being acquired solely for the account of the undersigned and not with a view toward the distribution thereof. By such representation, the undersigned means that no other person has a beneficial interest in the Shares subscribed for hereunder, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith. The undersigned understands that the Shares are being offered pursuant to certain exemptions under the provisions of the Act.


          (K) The undersigned also understands that the Company has no obligation or present intention to register under the Act or with state regulatory agencies the Shares proposed to be acquired by the undersigned or to make available to the public information (in form of reports pursuant to Section 13 or 15 of the Securities Exchange Act of 1934 or otherwise) without which resale without registration pursuant to Rule 144 of the General Rules and Regulations under the Act or otherwise may not be available. The undersigned further acknowledges that no representations to the contrary have been made by any person on behalf of the Company in connection with this proposed investment.



     The undersigned certifies that each of the foregoing representations and warranties set forth in subsections (A) through (K) inclusive of this Section 3 are true as of the date hereof and shall survive such date. If in any respect such representations and warranties shall not be true and accurate prior to the date when the undersigned receives notice that all Shares required to be subscribed for to consummate the Offering have, in fact, been subscribed for, the undersigned shall give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor, whereupon the Company may elect to terminate the Subscription Agreement pursuant to Section 8 hereof.


     4.   Indemnification.

     The undersigned understands that the Shares are being offered without registration under the Act and in reliance upon the exemption for transactions by an issuer not involving any public offering, and upon the provisions of Regulation D promulgated under the Act; that the availability of such exemptions is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein; that the Company will rely on such representations in accepting any subscriptions for Shares in the Company and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such



       (C) 2000 RDC International Inc.                                     6

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representations   in  advance  of  accepting  or  rejecting  the   undersigned's
subscription. The undersigned agrees to indemnify and hold the Company harmless against any damage, loss, expense or cost, including reasonable attorneys' fees, sustained as a result of any misstatement or omission on the undersigned's part.



     5.   Rescission Rights for Florida Subscribers.

     The undersigned acknowledges that he is aware that the securities offered hereby have not been registered under the Florida Securities and Investor Protection Act by reason of an exemption pursuant to Section 517.061 (11) thereof. Unless the securities are registered, they may not be re-offered for sale or resold in the State of Florida except as a security, or in a transaction, exempt under said Act.

     The  undersigned  has been  advised  that  sales made  pursuant  to Section
517.061 (11) of the Florida Securities and Investor Protection Act to five (5) or more persons resident, in the state are voidable by the subscriber either within three days after the first tender of consideration is made by the subscriber or within three days after the availability of that privilege is communicated to the subscriber, whichever occurs later.


     6.   No Waiver.

     Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.


     7.   Revocation.

     The undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth under Paragraph 5 above, and that this Subscription Agreement shall survive the death or disability of the undersigned.


     8.   Termination of Subscription Agreement.

     The undersigned acknowledges having been advised by the Company that the Company may elect to terminate this Offering for any reason. If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.


     9.   Miscellaneous.

     (A) All notices or other communications given or made hereunder shall be in

       (C) 2000 RDC International Inc.             7

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writing and shall be mailed by  registered  or certified  mail,  return  receipt requested, postage prepaid, to the undersigned at his address set forth below and to the Company at RDC International Inc., 1819 Main Street, Sarasota Florida 34236, Attention: Peter Voghel, CEO.



     (B) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. In the event that the undersigned is a corporation, partnership, limited liability company, or other legal entity, by the undersigned's execution hereof, the undersigned represents and warrants to the Company that all requisite action on the part of the undersigned and its shareholders, members or equity holders, however described, necessary for the authorization, execution, delivery and performance of all obligations of the undersigned under this Subscription Agreement have been taken prior to the undersigned's execution hereof, and that this Subscription Agreement, when executed by the Company and the undersigned and delivered to the Company, shall constitute the valid and legally binding obligations of the undersigned, enforceable in accordance with their respective terms, except as may be limited by bankruptcy and/or other equitable principles of law.


     (C) The provisions of this Subscription Agreement shall survive the closing hereunder.


     10.  Certification.



     The undersigned certifies that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete.


     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement on the date the undersigned's signature has been subscribed and sworn to below.



The Shares are to be issued

in (check box):

                                                        ________________________
                                                       Print Name of Investor(s)

____ individual name

___ Joint tenants with rights of survivorship

_____ tenants in the entirety

_____ corporation
(an officer must sign)

_____ partnership

                                                            --------------------
                                                           Signature of Investor







       (C) 2000 RDC International Inc.                                     8

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                                       Address:
                                                ________________________________
                                                  Number and Street
                                                ________________________________
                                                  City
                                                ________________________________
                                                  State    Zip





Accepted as of the ________ day of ______________, 2000



RDC International Inc., a Florida corporation



By: ______________________________________________

Peter Voghel, CEO



       (C) 2000 RDC International Inc.             9

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                                                                          FORM 2


                      CONFIDENTIAL PURCHASER QUESTIONNAIRE



Dear Subscriber:



The information contained herein is being furnished to the Company in order that it may determine whether offers of subscriptions for the Shares may be made to me in light of the requirements of Regulation D promulgated under the Act and certain exemptions contained in state securities laws. I understand that the information is needed for you to determine whether you have reasonable grounds to believe that I am an "Accredited Investor" as that term is defined in Regulation D and that I have such knowledge and experience in financial, investment and business matters that I am capable of evaluating the merits and risks of the proposed investment in the Company. I understand that (a) you will rely on the information contained herein for purposes of such determination, (b) the Shares will not be registered under the Act and by Regulation D, (c) the Shares will not be registered under the securities laws of any state in reliance upon similar exemptions, and (d) this questionnaire is not an offer to purchase the Shares or any other securities in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives. I understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

Please answer all questions. If the answer is "none" or "not applicable," please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:


1.Name:_____________________________                 Age: ____________________
Social Security Number: ______________               No. of Dependents: ________
Marital Status: ______________________               Citizenship: ______________

2.  Residence Address and Telephone Number: ___________________________________
_______________________________________________________________________________
_______________________________________________________________________________




       (C) 2000 RDC International Inc.                                     10

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3.       State in which you:


Are licensed to drive      ____________________________________

Are registered to vote     ____________________________________

File income tax returns ___________________________________



4.   Employer and Position: ___________________________________________
_______________________________________________________________________________

5. Business Address and Telephone Number: ______________________________________
_______________________________________________________________________________

6.  Business or professional education and the degrees received are as follows:


School                     Degree                             Year Received

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

7.  (a) Individual income during 1998:       _____  $0-$50,000
             (exclusive of spouse's          _____    $50,000 - $100,000
             income)                         _____ $100,000 - $200,000
                                             _____  over $200,000

    (b) Individual income during 1999:       _____  $0-$50,000
             (exclusive of spouse's          _____  $50,000 - $100,000
             income)                         _____  $100,000 - $200,000
                                             _____  over $200,000

    (c) Estimated income during 2000:        _____  $0-$50,000
             (exclusive of spouse's          _____  $ 50,000 - $100,000
             income)                         _____  $100,000 - $200,000
                                             _____  over $200,000



    (d) joint income, with spouse      1998     $________________________

                                       1999     $________________________



       (C) 2000 RDC International Inc.                                 11

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(e) Estimated joint income, with spouse, for 2000    $_________________________



8.       Estimated net worth
(may include joint net worth with spouse)            $_________________________



9. Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes ___ No ___ If yes, please provide details:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


10. I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the securities laws and regulations:

Yes ___  No___


11. I understand the full nature and risk of an investment in the Shares and I can afford the complete loss of my entire investment in the Company. Yes ___ No___


12. I am able to bear the economic risk of an investment in the Shares for an indefinite period of time and understand that an investment in the Shares may be illiquid. Yes ___ No ___


13. Do you have any other investments or contingent liabilities which you reasonably anticipate could cause the need for sudden cash requirements in excess of cash readily available to you? Yes ___ No ___



If Yes, please explain.
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


14. Please describe your experience as an investor (including amounts invested) in securities, particularly investments in non-marketable and tax incentive securities such as equipment leasing, real estate, research and development, or oil and gas.

_______________________________________________________________________________
_______________________________________________________________________________


       (C) 2000 RDC International Inc.             12

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15. Have you  participated  in other private  placements of securities?  Yes ___
No___. If yes, please provide details.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


16. In evaluating the merits and risks of this investment, do you intend to rely upon the advice of your attorney, accountant, or other advisor? Yes ___ No___


I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:


(i) The answers to the above questions are complete and correct and may be relied upon by the Company whether or not the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;


(ii) I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and


(iii) I have sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete" loss of such investment.



IN WITNESS WHERE. OF, I have executed this Purchaser Questionnaire this ________ day of ___________________, 2000, and declare under oath that it is truthful and correct to the best of my knowledge.



-----------------------------------

Signature of Prospective Investor



-----------------------------------

Signature of Prospective Investor



       (C) 2000 RDC International Inc.             13